UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 20, 2010

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273

(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement

On December 17, 2010, Core Laboratories N.V. and Core Laboratories LP amended its current credit agreement and entered into the Fifth Amended and Restated Credit Agreement (henceforth referred to as the “Amended Credit Agreement”) with various financial institutions which are or may become parties to the Amended Credit Agreement (collectively, the “Lenders”), Bank of America, N.A. as administrative agent for the Lenders and as a letter of credit issuing bank.

The Amended Credit Agreement primarily includes the following changes:

-	Extends the maturity date of the facility to December 20, 2015,
-	Increases the aggregate borrowing commitment under the existing credit facility from $100 million to $125 million;
-
Sets the leverage ratio covenant at 2.50 to 1.00 and increases the minimum liquidity covenant from $20 million to $40 million on the repurchase of its common shares and on Acquisitions (as defined in the Amended Credit Agreement).

-	In addition, the Amended Credit Agreement provides an option to increase the commitment under the credit facility to $200 million, if certain conditions are met.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

                (c)    Exhibits

10.1
Fifth Amended and Restated Credit Agreement, dated as of December 17, 2010, among Core Laboratories N.V., Core Laboratories LP and the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: December 20, 2010	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1
Fifth Amended and Restated Credit Agreement, dated as of December 17, 2010, among Core Laboratories N.V., Core Laboratories LP and the lenders party thereto and Bank of America, N.A., as administrative agent.